Exhibit 5.1
O’Melveny & Myers LLP Letterhead

July 27, 2005

Sirna Therapeutics, Inc.
185 Berry Street, Suite 6504
San Francisco, CA 94107

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission (“SEC”) on or about July 27, 2005 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of (i) 20,669,443 shares of your common stock, par value $0.01 per share and (ii) 9,276,070 shares of your common stock, par value $0.01 per share, issuable upon exercise of warrants issued by you (collectively, the “Shares”). We understand that the Shares are to be sold by the selling stockholder to the public from time to time as described in the Registration Statement.

We have examined originals or copies of those corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications of this opinion, we are of the opinion that, if sold by such stockholders in the manner and subject to the terms and conditions described in the Registration Statement and, with respect to the Shares acquired upon exercise of warrants, if exercised in accordance with the terms of such warrants and either (a) the certificate or certificates representing such shares are countersigned by a duly authorized signatory of the registrar for your common stock, or (b) the book-entry of such shares is made by the transfer agent for your common stock in the name of The Depository Trust Company or its nominee, the Shares will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto.

Respectfully submitted,

/s/ O’MELVENY & MYERS LLP